                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                   May 9, 2001
                                 --------------
                                 Date of Report
                        (Date of Earliest Event Reported)



                           NETMEASURE TECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                   Nevada                                    86-0914695
        ----------------------------                    -------------------
        (State or other jurisdiction                       (IRS Employer
             of incorporation)                          Identification No.)



                                     0-27675
                            ------------------------
                            (Commission File Number)


              370-1122 Mainland Street, Vancouver, British Columbia
                                 Canada V6B 5L1
              ------------------------------------------------------
               (Address of principal executive offices (zip code))



                                 (604) 669-2255
             ------------------------------------------------------
              (Registrant's telephone number, including area code)



             ------------------------------------------------------
                        (Former Name and Former Address)


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ITEM 5.   OTHER EVENTS

SALE OF ASSETS

NetMeasure Technology Inc. ("NetMeasure") wishes to report that it has entered into an agreement (the "Agreement") to sell the assets (the "Assets") of its wholly owned subsidiary, NetMeasure Technology (Canada) Inc. to a private company, Tisai Inc., a Delaware corporation. These Assets constitute substantially all the assets of NetMeasure and NetMeasure Technology (Canada) Inc. The Board of Directors of NetMeasure and NetMeasure Technology (Canada) Inc., as well as shareholders representing a majority of the issued and outstanding shares of NetMeasure, have approved the sale of the Assets.

In a March 6, 2001 letter to shareholders, NetMeasure management advised shareholders that NetMeasure and its subsidiary had run out of funds, had not been able to secure additional financing, were unable to pay employees and most of the employees had moved on to other assignments.

The sale price for the Assets, which include the company's ProbeNET technology, is $1,500,000 US and the sale is expected to close by the end of August. The Agreement requires NetMeasure, after retiring its debt and the debt of NetMeasure Technology (Canada) Inc., to use the remaining funds to extend an offer (the "Share Buyback") to all shareholders to buy back their shares for cash. Management estimates total debt should not exceed $750,000 US. As a condition of the sale certain current and former contractors and employees of NetMeasure Technology (Canada) Inc., including the company's CEO, have agreed to enter into employment or contractual relationships with Tisai Inc. after the closing; and to tender their shares in the Share Buyback and reinvest the proceeds in Tisai Inc.

Between now and the closing, a few of the former employees of NetMeasure Technology (Canada) Inc. have agreed to return to the company and resume product development and market research activities under the leadership of Tisai's CEO, who will be providing his services to NetMeasure Technology (Canada) Inc. for $1.00 per month. NetMeasure's Board of Directors and management are currently undecided about a future direction for NetMeasure and will be evaluating various alternatives over the next several weeks.

CHANGES OF AUDITORS

Davidson and Company, Certified Public Accountants, Vancouver, British Columbia were the auditors for NetMeasure for the period from January 1, 1999 to December 31, 1999. For the period from January 1, 2000 to December 31, 2000, NetMeasure engaged Grant Thornton LLP as principal independent accountants. The new accountants were not consulted regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered.

The decision to change accountants was made by Mr. Voldeng, primarily because of previous working relationships. The former accountant's report on the financial statements did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

RECENT SALES OF UNREGISTERED SECURITIES

On April 23, 2001 5,000,000 shares were issued to an accredited investor outside the United States, in reliance upon Rule 903 of Regulation S. The investor paid a price of $125,000 US for the shares. No underwriters were involved. This provided NetMeasure with the financial resources to rehire a few former employees, on a contract basis, and resume product development and market research activities; and to become current on its accounting and SEC filings.


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EXHIBITS


The following exhibits are filed with or incorporated by reference into this Form 8-K.

Exhibit "A"        Offer By Tisai Inc.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 9, 2001                     NetMeasure Technology, Inc.



                                       By:    /s/ Randy Voldeng
                                          --------------------------------------
                                              Randy Voldeng
                                              President


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                                   EXHIBIT "A"

                               OFFER BY TISAI INC.

                              TO PURCHASE FOR CASH

                ALL ASSETS OF NETMEASURE TECHNOLOGY (CANADA) INC.


As set forth in the Offer herein contained

This Offer will be open for acceptance until April 23, 2001, (the "Acceptance Date"), unless extended by the Offeror.

This Offer is subject to the approval of the Board of Directors and Shareholders of NetMeasure Technology Inc.

                                      OFFER

TO: NetMeasure Technology Inc. ("Parentco"), a corporation incorporated under the laws of the State of Nevada, and NetMeasure Technology (Canada) Inc., a corporation incorporated under the laws of British Columbia ("NetMeasure").

1.   The Offer

     TISAI INC. a corporation incorporated under the laws of the State of Delaware ("Offeror") hereby offers to purchase, subject to the terms and conditions set forth below, all of the Assets of NetMeasure, a wholly owned subsidiary of Parentco, as shown in schedule "A", free and clear of any and all liens, mortgages, pledges, encumbrances, agreements, claims, security interests, charges, taxes, equities, covenants, conditions or restrictions of any kind or nature whatsoever, except as permitted herein for the sum of $1.5 Million
United States Dollars. Upon the sale of the Assets contemplated herein, the Offeror shall be entitled to carry on an operating business under the name of NetMeasure Technology Inc.

2.   Definitions

     In this offer:

     (a) "Closing Date" means the closing to take place at the offices of Fasken, Martineau and DuMoulin LLP, Vancouver, British Columbia, at the hour of 10:00 o'clock a.m. on August 31, 2001 provided all conditions precedent to Closing have been met.

     (b)  "Offer" means the offer made hereby;

     (c)  "Assets" means all Assets listed in schedule "A";

     (d) "ProbeNet" means the software based, distributed measurement system developed by NetMeasure;

     (e)  "Offeror" means TISAI INC.

     (f) "Offer Period" means the period commencing April 02, 2001 and ending on the Termination Date;

     (g) "Purchase Agreement" means the formal Purchase Agreement attached to this offer and to be duly signed by all parties on the Closing Date.

     (h) "Purchase Price" shall mean the sum of $1,500,000.00 (US) for all the assets of NetMeasure. "Shareholders" means the majority of Shareholders of Parentco;

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     (i)  "Termination Date" means 4:30 pm Pacific Standard Time on April 23,
          2001, or such later date or dates as may be fixed by notice of extension given by the Offeror;

     (j) "Solicitor" means the law firm of Fasken, Martineau and DuMoulin LLP, Suite 2100, 1075 West Georgia Street, Vancouver, British Columbia, Canada V6E 3G2.

3.   Manner and Time of Acceptance

     The Offer may be accepted by depositing during the Offer Period with Offeror;

          a. The Shareholders' Resolution approving the decisions of the Board of Directors, duly signed.

     Except as otherwise provided, the Offer will be deemed to have been accepted when Offeror has actually received the Shareholders' Resolution signed by shareholders representing a majority ownership of Parentco.

4.   Conditions and Terms of the Offer

          a. Parentco and NetMeasure agree that the funds received from the sale of the Assets will be used to retire the debt of Parentco and NetMeasure, and Parentco will use the remaining proceeds for an offer to all its shareholders to buy back their shares for cash.

          b. Certain employees of NetMeasure agree to re-invest the full after-tax proceeds from the share buy-back in Offeror.

          c. Parentco and NetMeasure agree to change their names within 5 days after the Closing Date.

          d. Upon acceptance of this Offer, the Offeror agrees to serve as the General Manager of NetMeasure for a fee of $1.00 CDN per month with the authority to determine any and all activities including, but not limited to, the planning, design and development of the technology and products of NetMeasure, until the Closing Date.

          e. In the event the Purchase Agreement is not successfully completed by the Closing Date, Parentco has the option of extending the Closing Date or terminating the Agreement and retaining ownership of the Assets.

          f. This Offer is subject to getting written agreement, by the Acceptance Date, from Randy Voldeng, Jeff Plato and 3 out of 5 members of NetMeasure's former development team, including quality assurance personnel, to become employees of the Offeror, after the Closing Date, providing the Offeror acquires the Assets; and agreement that the same people will enter into new contractual relationships with NetMeasure, by the Acceptance Date, and resume development of its ProbeNET technology until the Closing Date.

5.   Formal Purchase Agreement

     Attached is a formal Purchase Agreement between Parentco, NetMeasure, the Offeror and Randy Voldeng as the President and Chief Executive Officer of Parentco which will be signed on the Closing Date.


6.   Notice

     Any notice or other communication required or permitted hereunder will be deemed to have been properly given if personally delivered to Parentco or the Offeror, or if mailed by prepaid registered mail and addressed as follows below, or sent by facsimile to a party at the number set out below, or such other address or facsimile number as that party may provide in writing to the other party in lieu thereof:


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     If to Parentco:                             If to the Offeror:
     ---------------                             ------------------

     NetMeasure Technology Inc.                  TISAI INC.
     1122 Mainland Street, Suite 370             c/o Acacia Inc
     Vancouver, British Columbia                 906 1100 Melville Street
     V6B 5L1                                     Vancouver, B.C. V6E 4A6
     Attention:  Randy Voldeng                   Attention: Walter Stein
                 President and C.E.O.
     Fax:        604-669-1610                    Fax: 604-408-2236


7.   Governing Law

     The Offer, and the Agreement resulting from the acceptance of the Offer, shall be governed by and construed in accordance with the laws of the Province of British Columbia and all applicable laws of Canada.


Dated this 18th day of April 2001.


                                      TISAI INC.



                                      By:  /s/  Walter Stein
                                           ------------------------------------
                                           Walter Stein
                                           President and Chief Executive Officer



                                  SCHEDULE "A"

                                     ASSETS


All Right, Title and Interest of Parentco and NetMeasure in ProbeNET, the software based, distributed measurement system developed by NetMeasure.

All Right, Title and Interest of Parentco and NetMeasure in Technology and know how arising from the Design and Development of ProbeNET, and other physical assets, including but not limited to, Patent Applications, Design
Specifications, Software Prototypes, Computer Equipment, Development Tools, and Software Licenses related to or used in the Development of ProbeNET.

All Right, Title and Interest of Parentco and NetMeasure in Software Source and Object Code for all developed software, including ProbeNET.

All Right, Title and Interest of Parentco and NetMeasure in Goodwill related to ProbeNET.

Exclusive Rights to the names ProbeNET and NetMeasure. Note: these names are not trade marked.

Exclusive Rights to the web site and web site code of Parentco and NetMeasure.

All other Fixed Assets and supplies belonging to NetMeasure Technology (Canada) Inc., including but not limited to: furniture; office equipment and supplies; computer equipment, software and supplies; and network infrastructure equipment and supplies.